Exhibit 10.21

EXHIBIT 10.21 MASTER SERVICES AGREEMENT This Master Services Agreement (this "MSA") is hereby entered into by BIT DIGITAL ICELAND, EHF., an Icelandic limited company ("COMPANY"), and CORAL VENTURES LP FUND XII, a company incorporated in DELAWARE ("CLIENT"), and is effective as of December 11, 2024 ("MSA EFFECTIVE DATE"). In this MSA, Company and Client are each referred to as a "PARTY" or collectively as the "PARTIES". Capitalized terms that are not defined in the body or exhibits of this MSA have the meanings set forth in Exhibit A (DEFINITIONS). 1. MSA. 1.1 Purchase Orders. From time to time, Client may procure services from Company by delivering to the Company a purchase order substantially in the form of Exhibit B (each such purchase order, a "PURCHASE ORDER"). Each Purchase Order will describe the specifications and duration of the services that the Company will provide to Client (the "SERVICES"). 1.2 AP_PLICATION OFMSA to Purchaser Orders. When interpreting the terms of this MSA with respect to a given Purchase Order, (a) references to "SERVICES" will be construed as references to the Services described in the Purchase Order, and (b) references to a "PURCHASE ORDER" will refer to the terms of both the MSA and the terms of this Purchase Order as applicable to the MSA. If there are any special terms which should apply to a particular order, such terms shall be specified in the Purchase Order for such order. If there is a conflict between the terms of a Purchase Order and this MSA, the Purchase Order will control. 2. SERVICES. With respect to the Services set forth in a Purchase Order, Company will provide the Services and the Parties will perform as follows: 2.1 PROVISION of SERVICES. Company will provide the Services in accordance with the terms of this MSA and each Purchase Order. 2.2 Service LEVEL Commitments. The Company will provide the Services with an Uptime of at least 99.5% pursuant to the terms of this MSA and any Purchase Order. 2.3 Minimum Purchase Commitment. Client will commit to purchase Services in respect ofFive- hundred and seventy-six (576) graphics processing units ("GPUS") from the Company with technical specifications reasonably approximating those outlined in Exhibit C of this MSA (unless otherwise specified in a Purchase Order); provided, that, upon mutual agreement of the Parties, smaller order units ofGPUs may be requested from time to time. 2.4 RESALE of SERVICES. Company agrees that Client may resell or stake to third parties any Deliverables or Services provided under this MSA or any Purchase Order; provided, that, (a) such resale or staking shall not cause either Company or Client to violate any Applicable Law and (b) Client shall maintain at all times a list of third parties who purchase or otherwise receive such Deliverables or Services (in the case that the Deliverables are staked, such list will comprise the name of the staking platform(s)) and shall make such list available in writing promptly upon Company's request with such identifying information available and reasonably requested by Company. For the avoidance of doubt, any such third party shall not be a third party beneficiary of this MSA or any Purchase Order and shall have no rights under this MSA or any Purchase Order.

3. FEES AND INVOICES. 3.1 Service Fees. Client will pay the Company for the Services in accordance with the pricing contained upon execution by both Parties of a Purchase Order 3.2 Invoicing. The Company will invoice Client on a monthly basis in arrears and Client shall pay undisputed Service Fees within thirty (30) days of receipt of each invoice. No invoice shall be disputed unless in good faith supported by documentation provided promptly to Company following such dispute. Company shall reasonably review such dispute and, within thirty (30) days, propose a resolution. If the Parties cannot agree on the resolution, the dispute will be resolved pursuant to Section l 0.1 of this Agreement. Client will pay any disputed amount within thirty (30) days of final resolution of the dispute. 3.3 Service Level Credits. In the event that Company fails to meet the committed Uptime of at least 99.5% as set forth in Section 2.2 in any month measured in the aggregate in respect of any Purchase Order, Client shall be entitled to receive service credits as follows: 3.3.1. For Uptime falling below 99.0% but equal to or above 95.0%, Client shall be entitled to a service credits equivalent to 10% of the monthly Service Fees for the affected Services. 3.3.2. For Uptime falling below 95.0% but equal to or above 90.0%, Client shall be entitled to service credits equivalent to 25% of the monthly Service Fees for the affected Services. 3.3.3. For Uptime falling below 90.0%, but equal to or above 50.0%, Client shall be entitled to service credits equivalent to 50% of the monthly Service Fees for the affected Services. 3.3.3. For Uptime falling below 50.0%, but equal or above 10%, Client shall be entitled to service credits equivalent to 50% of the monthly Service Fees for the affected Services. 3.3.4 For Uptime falling below 10%, Client shall be entitled to service credits equivalent to 100%. Client must notify Company in writing within twenty four (24) hours from the time of Downtime, and failure to provide such notice will forfeit the right to receive service credits. Client's sole and exclusive remedy, and Company's entire liability, in connection with failure to meet Uptime requirements shall be the issuance of service credits per this Section 3.3. Such credits shall be applied to future invoices issued to Client for Services under a specific Purchase Order and if so requested by Client. If a dispute arises with respect to the amount of the service credits, Company will make a determination in good faith based on its system logs, monitoring reports, configuration records, or other available information. Credits issued pursuant to this provision shall not be construed as liquidated damages or a penalty. The service credits may not be transferred or exchange for cash or other forms of payment and shall apply to the respect Purchase Order. Upon expiration or termination of a Purchase Order, any associated service credits shall expire and have no further force or effect. 3.4 Taxes. The fees and expenses set forth herein do not include any foreign, federal, state or local sales, value added, use, withholding or other similar taxes, tariffs or duties, however designated, levied against the sale, licensing, delivery or use of the Services ("TAXES"). Each Party shall be responsible for its own Taxes; provided, that, Client shall be responsible for all Taxes related to the provision of the Services; provided, further, that Client shall not be liable for any Taxes based on Company's net income and ad valorem, personal and real property taxes imposed on Company's owned or leased property.

4. INTELLECTUAL PROPERTY. 4.1 License to Deliverables. Company hereby grants to Client during the Term a non-transferable, non-sublicensable (except as necessary to resell the Services), revocable in the case of termination of this MSA, nonexclusive, royalty-free, fully paid-up, worldwide right and license in and to use the Deliverables in connection with the Services. Client use of the Deliverables is governed by the MSA, the Purchase Order's relevant terms, and the Company's Intellectual Property Rights. For avoidance of doubt, nothing herein shall limit, prohibit or restrict Company's ownership or use of its Intellectual Property Rights in the Deliverables including, but not limited to, developing or building a similar product or service (or contract with a third party to do so) using similar ideas, features, functions or graphics, nor shall anything in this Section 4 prohibit Client from reselling the Deliverables or Services to third parties; provided, that, such resale shall not cause either Company or Client to violate any Applicable Law. 4.2 License to Company Background LP. Company shall retain ownership of all Intellectual Property Rights to any invention, work or other matter, including (a) Company know-how, processes, methodologies, user interface designs, architecture, class libraries, and documentation (both printed and electronic) existing as of the MSA Effective Date, and (b) any derivatives, improvements, enhancements or extensions of the foregoing conceived, reduced to practice, or developed by Company during the term or in performance of this MSA, or (c) that has been or is created, conceived or reduced to practice by Company prior to or independently of this MSA but incorporated into or used with the Deliverables (the "BACKGROUND IP"). For the avoidance of doubt: (a) except as may be necessary for the resale or staking of the Deliverables (and as otherwise consistent with the term of this MSA), Client shall not, or shall not authorize anyone to sublicense, license, or resell Background IP. Any third-party intellectual property used in the provision of Services shall be subject to the terms and conditions of any applicable third-party license agreements, and each Party shall be responsible for obtaining and maintaining any necessary licenses for third-party intellectual property it provides in connection with this MSA. 4.3 OWNERSHIP AND Licensing of Client DATA. Except as expressly otherwise provided herein, all Client Data provided to the Company in connection with the Services is the exclusive property of Client. Client hereby grants Company a non-exclusive, revocable, non-transferable, royalty- free, fully paid-up, worldwide right and license to use, access, evaluate, test, install, integrate, modify, display and reproduce the Client Data during the MSA Term solely for the purpose of providing the Services under this MSA or any Purchase Order. For the avoidance of doubt, Client Data is Confidential Data. 4.4 NON-EXCLUSIVITY. Except as expressly otherwise provided herein, the Parties acknowledge and agree that the terms of this MSA and any Purchase Order, the Services, and the relationship between the Parties and their respective Affiliates, do not impose any obligations of exclusivity on either Party or its Affiliates. 5. TERM AND TERMINATION RIGHTS. 5.1 Tenn; Renewal. This MSA commences on this MSA Effective Date and, unless otherwise terminated pursuant to the terms of this MSA, continues for a period of twenty five (25) months (the "INITIAL TERM" the Initial Term and any renewal terms collectively the "Term")). This MSA shall automatically renew for subsequent twelve (12) month periods unless either Party sends a written notice of non-renewal at least ninety (90) days prior to the end of the Term.

5.2 Purchase Order Term. Each Purchase Order commences on the effective date set forth in the Purchase Order and, unless the Purchase Order is terminated in accordance with its terms, continues for the period of time set forth in the Purchase Order, or if no period of time is set forth, for the period of time coterminous with this MSA (such period of time, the "PURCHASE ORDER TERM"). If a Purchase Order Term continues beyond the expiration of the MSA Term, the MSA Term of this MSA will be extended until such time that the Purchase Order expires or is terminated, solely with respect to the Services provided under that Purchase Order. The termination of a specific Purchase Order will not terminate this MSA or any other Purchase Order. 5.3 Tennination for Cause. Either Party may terminate this MSA or any Purchase Order (as the case may be) by providing written notice to the other Party if the other Party comm its a material breach of this MSA or the Purchase Order (as the case may be) that (a) is not capable of cure, or (b) is capable of cure but that the other Party fails to cure within thirty (30) days after receipt of written notice from the other Party of such breach. 5.4 Tennination for Financial Insolvency. Either Party, at its sole discretion, may terminate this MSA or a Purchase Order (as the case may be) by providing the other Party with written notice, if the other Party (a) becomes insolvent, undergoes a dissolution, or ceases its business operations, or any petition is filed or other steps are taken for its bankruptcy, liquidation, receivership, administration, examinership, dissolution, or other similar action, or (b) it commences negotiations or enters into an agreement with all or any class of its creditors in relation to any assignment for the benefit of such creditors, the rescheduling of any of its debts, and/or any compromise or other arrangement with any of its creditors. 5.5 Termination Due to a New Regulatory Requirement. If a Governmental Authority enacts or issues an Applicable Law that conflicts with any term of a Purchase Order (a "REGULATORY REQUIREMENT"), either Party, at its sole reasonable discretion, may (with reasonable notice to the other Party) modify or terminate such Purchase Order, to account for the economic or legal impact of such Regulatory Requirement. 5.6 NOT EXCLUSIVE REMEDY. Termination of this MSA or any Purchase Order is not an exclusive remedy, and the exercise by any Party of any remedy under this MSA or any Purchase Order will be without prejudice to any other remedy it may have under this MSA, the Purchase Order, Applicable Law, or otherwise. 5.7 Survival. The following Sections and Exhibits will survive any expiration or termination of this MSA or a Purchase Order: Section 1.1 (Purchase Orders), Section 1.2 (Application ofMSA to Purchase Orders), Section 4.4 (Non-Exclusivity), Section 4.3 (Ownership and LicensinL! of Client Data), Section 3 (Fees and Invoices) regarding any pending payment, Section 5.8 (Survival), Section 5.8 (Effect of Termination), Section 7 (Disclaimers: Limitation of Liability), Section 8 (Indemnification), Section 9 (Confidentiality), Section JO (General}. and Exhibit A (Definitions) to this MSA, in addition to any Sections and Exhibits that are otherwise designated as surviving. 5.8 Termination by Customer after Thirteen (13) Months. Notwithstanding anything to the contrary in this MSA, after the thirteenth (13th) month from the MSA Effective Date, Customer may terminate this MSA (and/or any Purchase Order, as specified in the notice) for any or no reason upon providing at least thirty (30) days' prior written notice to Company. If Customer terminates under this Section 5.9, Customer will pay Company for all Services rendered and expenses incurred through the effective date of termination, including any non- cancelable costs already committed by Company prior to receiving notice of termination.

5.9 Effect of Termination. Termination or expiration of a Purchase Order will not affect a Party's obligations or remedies under this MSA or any Purchase Order with respect to transactions submitted by Client before the date of termination or expiration, or with respect to a Party's right to collect for fees of any transaction. Upon any such termination or expiration, each Party shall immediately pay the other Party for all amounts due and payable under the MSA and/or relevant Purchase Order hereunder as of the effective date of termination or expiration, including any interest for late payments and any legal fees incurred by Company to recover any such fees, as applicable. Upon termination or expiration of this MSA, each Party shall promptly return or destroy all Confidential Information of the other Party in its possession, and provide written certification of such return or destruction upon request; provided, that, each Party may retain one copy of the other Party's Confidential Information as may be required by (a) Applicable Law, (b) its standard document retention procedures, including any automatic electronic archiving and back-up procedures. 6. REPRESENTATIONS, WARRANTIES AND COVENANTS. 6.1 Mutual. Each Party to this MSA and a Purchase Order represents and warrants that: (a) it has and will retain, the full right, power, and authority to enter into this MSA or the Purchase Order; (b) it has been duly authorized to do so by all required governmental, corporate, or similar action; (c) when executed and delivered by such Party, this MSA or the Purchase Order will be legally binding upon and enforceable against such Party, and this MSA or the Purchase Order will not conflict with any agreement, instrument, or understanding, oral or written, to which such Party is a party or by which it may be bound; (d) as of the date such Party executed this MSA or the Purchase Order, there are no proceedings pending or, to its knowledge, threatened or reasonably anticipated that would challenge or that may have a material adverse effect on its performance under this MSA or the Purchase Order; and) its performance under this MSA and each Purchase Order shall be in compliance with Applicable Law. Each Party is duly organized, validly existing, and in good standing as A corporation or other entity as represented in this MSA or the Purchase Order under the laws and regulations of its jurisdiction of incorporation, organization, or chartering. 6.2 Company represents and warrants to Client that, the Services and Deliverables provided under this MSA and any Purchase Order, including but not limited to all Company Technology and Background IP utilized in providing such Services and Deliverables, to the best of its knowledge, do not infringe, misappropriate, or otherwise violate any Intellectual Property Rights of any third party. In the event of a claim against Client alleging that the Services or Deliverables infringe, misappropriate, or otherwise violate any third prty's Intellectual Property Rights, Company shall, at its own expense, either: (a) procure for Client the right to continue using the Services or Deliverables; (b) replace or modify the Services or Deliverables so that they become non-infringing; or (c) if options (a) and (b) are not commercially reasonable, terminate the Purchase Order related to the infringing Services or Deliverables. This representation and warranty does not apply to use of the Services or Deliverables in combination with any other product or service not provided by Company, to the extent that the infringement arises from such combination. 6.3 Company warrants that the Services will be performed in a professional and workmanlike manner consistent with generally accepted industry standards.

7. DISCLAIMERS; LIMITATION OF LIABILITY. 7.1 Warrantv Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS MSA OR ANY PURCHASE ORDER, THE SERVICES AND ANY COMPONENTS THEREOF, ANY UPDATES, THE DOCUMENTATION, THE DELIVERABLES, AND ANY OTHER MATERIALS PROVIDED IN THIS MSA OR ANY PURCHASE ORDER, AS WELL AS THE SERVICES, ARE PROVIDED "AS IS" AND "AS AVAILABLE." EXCEPT AS EXPRESSLY SET FORTH IN THIS MSA OR ANY PURCHASE ORDER, NEITHER PARTY TO THIS MSA OR A PURCHASE ORDER MAKES ANY REPRESENTATIONS OR WARRANTIES, AND ALL OF THE PARTIES HEREBY EXPRESSLY DISCLAIM, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FI'INESS FOR A PARTICULAR PURPOSE, TITLE, AND IMPLIED WARRANTIES OF NON-INFRINGEMENT AND THOSE ARISING FROM THE COURSE OF DEALING OR PERFORMANCE, USAGE OR TRADE PRACTICES. 7.2 Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. FURTHER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY DAMAGES, IN THE AGGREGATE, SHALL NOT EXCEED AN AMOUNT EQUAL TO THE SERVICE FEES PAID TO COMPANY IN TIIE TWELVE (12) MONTHS PRECEDING THE CLAIM, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR SUCH PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANY OF THE FOREGOING, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 7.2 SHALL NOT APPLY TO EITHER PARTY'S DAMAGES ARISING FROM A BREACH OF SECTION 8 OR 9 OR EITHER PARTY'S FRAUD OR WILLFUL OR INTENTIONAL MISCONDUCT. 8. INDEMNIFICATION. 8.1 Indemnification. Except as otherwise expressly provided hereunder, Client agrees to indemnify, defend, and hold harmless Company and its Affiliates, and their respective employees, officers, directors, advisors, counsel, and other representatives (collectively, the "COMPANY INDEMNIFIED PARTIES") from and against any and all losses, costs, expenses (including reasonable legal fees and expenses such as for attorneys, experts, and consultants, and reasonable out-of-pocket costs), damages, or liabilities (collectively, "LOSSES"), suffered or incurred by any COMPANY INDEMNIFIED PARTY in connection with: (a) Client's material breach of this MSA or Applicable Law; (b) Client's fraud, gross negligence, or willful misconduct in the performance of obligations set forth in this MSA; or (c) any third-party claim (each a "CLAIM") that the Client Data, or any Company Indemnified Party's receipt, use or circulation of the foregoing in accordance with this MSA, has infringed, violated, or misappropriated any third-party Intellectual Property Rights in copyrights, patents, or trademarks. 8.2 OTHER REMEDIES. The remedies in this Section 8 are not exclusive and do not limit the remedies provided elsewhere in this MSA, a Purchase Order or under Applicable Law.

9. CONFIDENTIALITY. 9.1 Definilions and Exclusions. 9.1.1 Definition of Confidential Information. A Party (each a "DISCLOSING PARTY") may disclose information, directly or indirectly, to the other Party (each a "RECEIVING PARTY"), and such information will be deemed to be "CONFIDENTIAL INFORMATION" if when it is disclosed, regardless of the form or medium (whether in writing, verbally, electronically, or otherwise), it is designated as confidential by the Disclosing Party or reasonably should be understood as confidential. Confidential Information includes information such as a Party's product designs, business affairs, vendors, trade secrets, third-party confidential information, product plans, software, Technology, financial information, marketing plans, business opportunities, pricing information, information regarding customers or users, inventions, and know-how. All non-public Company Technology, Company Data and information comprising or concerning Company's or its Affiliates' facilitation of the Services, will be deemed to be Company's Confidential Information. Notwithstanding the foregoing, general information about the Services may be shared by Company to the general public in the form of press releases or similar statements and specific information, including transaction volume, may be shared by Company to investors or potential investors. Confidential Information does not include information that: (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party in breach of this Agreement; (b) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation of confidentiality; (c) is received from a third party without breach of any obligation of confidentiality; or (d) was independently developed by the Receiving Party without use of or reference to the Disclosing Party's Confidential Information. 9.2 USE AND DISCLOSURE OF CONFIDENTIAL Information. A Receiving Party will only use the Confidential Information of a Disclosing Party as required to perform its obligations and exercise its rights under this MSA or a Purchase Order, and as set forth in SECTION 9.3. A Receiving Party will hold the Confidential Information it receives in strict confidence and take appropriate precautions to protect such Confidential Information (such precautions to include, at a minimum, all precautions such Receiving Party employs with respect to its own Confidential Information). A Receiving Party will not disclose the other Party's Confidential Information to anyone other than to its Affiliates and its and their Representatives, subject TO the following conditions: any such Affiliate or Representative who receives Confidential Information in accordance with the foregoing must (a) have a"need to know" such Confidential Information for the purposes of the Receiving Party exercising its rights or performing its obligations under this MSA or a Purchase Order, and (b) be subject to confidentiality obligations that offer at least the same degree of protection as the confidentiality obligations set out in this MSA or the Purchase Order (as the case may be). A Receiving Party making such disclosures will be liable for each such Affiliate's or Representative's retention, use, and disclosure of the Disclosing Party's Confidential Information. A Receiving Party will treat all Confidential Information disclosed by a Disclosing Party, its Affiliates, and their respective Representatives who are disclosing Confidential Information on their behalf in connection with the Services, as the Disclosing Party's own Confidential Information. 9.3 Disclosures to Governmental Authorities. A Receiving Party may disclose the existence of this MSA or the Purchase Order and their respective key terms pursuant to a regulatory filing to a Governmental Authority or recognized stock exchange, provided that the Disclosing Party is notified in advance and given a reasonable opportunity to review and comment on the disclosure. In addition, if a Governmental Authority, recognized stock exchange or Applicable Law requires a Receiving Party to disclose the Confidential Information of a Disclosing Party, the Receiving Party will: (a) immediately notify the Disclosing Party after learning of the existence or likely existence of such requirement (unless prohibited by Applicable Law or otherwise subject to attorney-Client privilege); (b) limit the scope of such disclosure to only the Confidential Information necessary to comply with the requirement; (c) make reasonable efforts to obtain confidential treatment of or protection by order of any Confidential Information; and (iv) permit, subject to Applicable Law, the Disclosing Party to seek a protective order or to otherwise challenge or limit the disclosure of the Confidential Information prior to the disclosure thereof. 9.4 Feedback. Client or any one of its respective Affiliates may, but is not required to, provide the Company or its Affiliates with suggestions, comments, ideas, or know-how, in any form, that are related to the Company's or its Affiliates' respective products, services, or Technology ("FEEDBACK"). Any such Feedback will not be considered Confidential Information. Neither the Company nor any of its Affiliates will have any obligation to provide compensation for any use of Feedback. Client hereby grants to the Company, on Client's and its Affiliates' behalf, and on behalf of its and their employees, contractors, and agents, a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, sublicensable (through multiple tiers) right and license to use, copy, incorporate, reduce to practice, and create derivative works from Feedback provided by Client, its Affiliates, or its or their respective employees, contractors, or agents. 10. GENERAL. IO.I Governing Law: Jurisdiction; Venue: DISPUTE Resolution. This MSA and the Purchase Orders shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of State of New York. The Parties will make a good-faith effort to settle between themselves any claim, dispute, or controversy (each, a "DISPUTE") arising out of or in connection with this MSA or any Purchase Order. If any Dispute cannot be settled within forty-five (45) days after notice of such Dispute is provided by one Party to the other Party, such Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The Parties further agree, pursuant to Article 30(2)(b) of the Rules of Arbitration of the International Chamber of Commerce, that the Expedited Procedure Rules shall apply, provided the amount in dispute does not exceed $75,000 at the time of the communication referred to in Article 1(3) of the Expedited Procedure Rules. Any arbitration or other action or proceeding brought under this MSA shall be conducted in New York, New York, United States of America, in English. In the event that a Dispute under this MSA or any Purchase Order proceeds to arbitration and a final decision is rendered, the arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing Party in any claim, in addition to any other relief to which that Party may be entitled. 10.2 ASSIGNMENT. This MSA and the Purchase Orders will each bind and inure to the benefit of each of its respective Parties and their permitted successors and assigns. Client may not, in whole or in part, assign this MSA or the Purchase Order (as the case may be), without the prior written consent of the Company. Except as expressly authorized under this Section 10.2, any attempt by either Party to transfer or assign this MSA or any Purchase Order will be null and void; provided, that, Company may pledge, transfer, convey, assign, or novate this MSA or a Purchase Order to a financier of it or an Affiliate in connection with a financing. 10.3 Notices. Except as otherwise expressly set forth in this MSA or a Purchase Order, any notice required under this MSA or a Purchase Order will be in writing delivered to the applicable address below and will be deemed given: (a) upon receipt when delivered personally; (b) two

(2) days (other than weekends or public holidays) after it is sent if sent by certified or registered mail (return receipt requested); (c) one (1) day (other than weekends or public holidays) after it is sent ifby next day delivery by a major commercial delivery service; or (d) the next business day upon electronic delivery by email. COMPANY: CLIENT: Bit Digital Iceland ehf. 31 Hudson Yards, Floor 11 New York, NY 10001 United States erkeh@bit-digital.com 151 Calle De San Francisco San Juan , Puerto Rico Attention: Christopher Miglino chris@dna.fund With a copy to (which copy shall not constitute notice): With a copy to (which copy shall not constitute notice): Pratin Vallabhaneni White & Case LLP 1221 Avenue of the Americas New York, NY 10020 prat.vallabhaneni@whitecase.com Jill Williamson William Hughes l 00 Southgate Parkway Post Office Box 1997 Morristown, NJ 07962 imwilliamson/nlPBNlaw.com wjhughes@PBNlaw.com 10.4 Amendments. No supplement, modification, or amendment of this MSA or any Purchase Order will be binding unless executed in writing by a duly authorized signatory of each Party. A valid amendment of this MSA will be deemed to automatically amend and will be binding upon each Party that is a signatory to a Purchase Order. 10.5 WAIVERS. No waiver will be implied from conduct or failure to enforce or exercise rights under this MSA or any Purchase Order, nor will any waiver be effective, unless in writing signed by a duly authorized signatory on behalf of the Party claimed to have waived such rights. 10.6 Publicity. The Company may, during the MSA Term, publicly announce that Client is a customer of Company and a user of the Services, generally explain the Services, and use Client's trademarks, service marks, and trade names in connection with such publicity, provided that the Company obtains prior written approval from Client for each specific use and complies with any guidelines provided by Client. 10.7 ENTIRE AGREEMENT. This MSA (including all exhibits) is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous written and oral agreements and communications, relating to the subject matter of this MSA. Each Purchase Order (including any exhibits and appendices) is the complete and exclusive statement of the mutual understanding of the Parties with respect to the Services provided thereunder and supersedes and cancels all previous written and oral agreements and communications, relating to the subject matter of the Purchase Order. 10.8 Independent Contractors. The Parties are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency created between the Parties. Neither Party will have the right to create any obligation or duty, express or implied, on behalf of the other Party. 9

10.9 NON-SOLICIT. During the MSA Term and for one year thereafter, neither the Client nor the Company, either directly or indirectly, on its own behalf or on behalf of its Affiliates or others, will (1) solicit, divert, hire away, or engage with, or attempt to solicit, divert, hire away or engage with any then-current employee or vendors, contractors or suppliers of the other party or its Affiliates, and Company will not, either directly or indirectly, on its own behalf or on behalf of its Affiliates or others, will solicit, divert, hire away, or engage with, or attempt to solicit, divert, hire away or engage with any then-current employee of Client. If Client intends to solicit any entity or individual, prior written consent from the Company is required. Notwithstanding the foregoing, it is understood that this non-solicitation provision shall not prohibit: (a) solicitation of any employee who contacts Client or Company on his or her own initiative without any solicitation by or encouragement from Client or Company, as applicable; (b) generalized solicitations by advertising and the like which are not directed to specific employees of the Client or Company; (c) solicitations of employees whose employment was previously terminated by Client or Company; or (d) solicitations of employees who have terminated their employment with Client or Company without any prior solicitation by Client or Company, as applicable. 10.10 REMEDIES. Unless expressly set forth otherwise in this MSA or a Purchase Order, any and all remedies expressly conferred upon a Party are cumulative with and not exclusive of any other remedy conferred by this MSA or the Purchase Order or by law on that Party, and the exercise of any one remedy does not preclude the exercise of any other available remedy. 10.11 Counterparts: Execution. This MSA and each Purchase Order may be executed in one or more counterparts, each of which will be considered an original, but all of which together will constitute one agreement. This MSA and each Purchase Order may also be executed by electronic signature, and the Parties agree that facsimile, digitally scanned or other electronic copies of signatures shall be valid and binding as originals. 10.12 SEVERABILITY. Any provision of this MSA or a Purchase Order that is invalid, prohibited, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. 10.13 THIRD-PARTY RIGHTS. Except as expressly set forth in this MSA or a Purchase Order, only the Parties to this MSA have any right to enforce any term of this MSA. 10.14 Construction. Captions are for convenience only and do not constitute a limitation of the terms hereof. The singular includes the plural, and the plural includes the singular. References to "herein," "hereunder," "hereinabove," or like words will refer to this MSA or a Purchase Order as a whole and not to any particular section, subsection, or clause contained in this MSA or the Purchase Order. The terms "include" and "including" are not limiting and are deemed to be followed by the words "without limitation". Reference to any agreement or document includes any permitted modifications, supplements, amendments and replacements thereto. References to "day" refer to a calendar day, unless otherwise expressly stated. All references to "$" or "dollars" refer to United States Dollars. 10.15 FORCE MAJEURE. Neither Party will be liable for any failure or delay to comply with this MSA or any Purchase Order due to any cause beyond its reasonable control, including fire; flood; volcano; storm; earthquake; sabotage; power failure, widespread denial of service attacks or similar attacks or internet failure; acts of God and the public enemy; acts of war; acts of terrorism; riots; civil or public disturbances; general strikes, lock-outs, or labor disruptions;

telecommunications or infrastructure malfunction; vendor or supply chain problems; national or regional emergencies; acts of government; any new laws, rules, or regulations (each a "FORCE MAJEURE"). If a Force Majeure event continues for more than thirty (30) days, the Party not affected by such Force Majeure event may immediately terminate this MSA and all Purchase Orders affected by such Force Majeure event by giving written notice to the other Party, and any early termination fee will not apply to any termination due to a Force Majeure event as defined in this Clause. [SIGNATURE PAGE FOLLOWS] 11 7924422

By signing below, each Party acknowledges that it has read, and agrees to, all the terms of this MSA. BIT DIGITAL ICELAND EHF. SIGNATURE: NAME: Daniel Jonsson TITLE: CEO CORAL VENTURES LP FUND XII SIGNATURE:CHo(!,FRF.VI?&N?,:-W. NAME: Chris Miglino TITLE: CEO 12

EXHIBIT A DEFINITIONS "AFFILIATE" means, with respect to a specified Entity, any other Entity that directly or indirectly controls, is controlled by, or is under common control with such specified Entity. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to independently direct or cause the direction of the management and policies of an Entity, whether through ownership of more than fifty percent (50%) of the stock or other equity interests entitled to vote for representation on its board of directors, or body performing similar functions, by contract, law or otherwise. "APPLICABLE LAW" means, with respect to a specified Entity, each of the following, whether existing now or in the future, including any updates thereto, that are applicable to such Entity: (a) the rules, requirements, or operational and technical standards of any relevant self-regulatory organization having jurisdiction or oversight over the Services; and (b) all laws, treaties, rules, regulations, regulatory guidance, directives, policies, orders, or determinations of, or mandatory written direction from or agreements with, any Governmental Authority, including trade control laws, export laws, sanctions regulations, statutes, or regulations, relating to stored value, money transmission, unclaimed property, payment processing, telecommunications, unfair or deceptive trade practices or acts, anti-corruption, trade compliance, anti- money laundering, terrorist financing, "know your customer," privacy, or data security. "BACKGROUND IP" has the meaning set forth in Section 4.2 (License to Company Background IP) of this MSA. "CLAIM" has the meaning set forth in Section 8.1 (Indemnification) of this MSA. "CLIENT" has the meaning set forth in the preamble of this MSA. "CLIENT DATA" means data that Client provides to Company. "COMPANY" has the meaning set forth in the preamble of this MSA. "COMPANY DATA" means all data relating to Company and any other data as specified by Company in writing. "COMPANY TECHNOLOGY" means Technology that Company provides, makes available, or uses m connection with the Services. "CONFIDENTIAL INFORMATION" has the meaning set forth in Section l 0.1 (Definition and Exclusions) of this MSA. "DEPOSIT" means sum of money required from the Client prior to the commencement of services, which is held by the Company as security for the performance of the Client's obligations under this MSA. The Deposit will be refunded within 30 days after the end of the Purchase Order period, provided all obligations have been met, and there are no outstanding payments or claims. "DELIVERABLES" means software, documents, data, and other materials delivered to Client by or on behalf of the Company in the course of the Services. "DISCLOSING PARTY" has the meaning set forth in Section 9.1.1 (Definition and Exclusions) of this MSA. "DOWNTIME" means, for each calendar month, time that certain necessary, installed, non-defective Company Technology is not available to provide the Services in accordance with this MSA or applicable Purchase Orders, including periods of time in which such Company Technology is not available as a result of(a) Scheduled Maintenance, (b) Emergency Maintenance, (c) a Force Majeure (as defined above), or (d) Exhibit A downtime resulting from Client material breach of this MSA or Purchase Order or as otherwise caused or requested by Client. "EMERGENCY MAINTENANCE" means commercially reasonable maintenance of the Company Technology that cannot wait for Scheduled Maintenance and would result in damage to the Company Technology or other losses if not addressed expeditiously. "ENTITY" means an individual, corporation, firm, limited liability company, partnership,joint venture, trust, unincorporated organization, estate, association, Governmental Authority, or other entity or organization, whether or not a legal entity. "FEEDBACK" has the meaning set forth in Section 9.4 (Feedback) of this MSA. "GOVERNMENTAL AUTHORITY" means any duly authorized federal, national, supranational, inter- governmental, state, provincial, local, or other government, governmental, regulatory, or administrative authority, self-regulatory authority, governmental agency, bureau, office or commission, or any court, tribunal, or judicial or arbitral body, of competent jurisdiction. "INITIAL TERM" has the meaning set forth in Section 5.1 (Term) of this MSA. "INTELLECTUAL PROPERTY RIGHTS" means any and all right, title, and interest in and to any and all trade secrets, patents, copyrights, service marks, trademarks, know-how, inventions, techniques, processes, devices, discoveries or improvements, trade names, rights in trade dress and packaging, moral rights, and similar rights of any type, including any applications, continuations or other registrations with respect to any of the foregoing, under the laws or regulations of any foreign or domestic governmental, regulatory, or judicial authority. "LOSSES" has the meaning set forth in Section 8.1 (Indemnification) of this MSA. "MSA TERM" has the meaning set forth in Section 5.1 (Term) of this MSA. "PARTY" or "PARTIES" have the meaning set forth in the preamble of this MSA. "PREPAYMENT" means advance payment made by the Client for services that will be provided by the Company under the terms of a Purchase Order. The Prepayment will be credited against future payments due under the Purchase Order, reducing the amount payable by the Client for subsequent invoices. "PURCHASE ORDER" has the meaning set forth in Section 1.1 (Purchase Orders) of this MSA. "PURCHASE ORDER TERM" has the meaning set forth in Section 5.2 (Term) of this MSA. "Receiving Party" has the meaning set forth in Section 9.l (Definition and Exclusions) of this MSA. "RENEWAL TERM" has the meaning set forth in SECTION 5.1 (Term) of this MSA. "REPRESENTATIVE" means, with respect to a specified Entity, any of its directors, officers, employees, agents, consultants, contractors, subcontractors, service providers, advisors, accountants, attorneys, or other representatives. "SCHEDULED MAINTENANCE" means the periods when the Company has notified Client that it has scheduled the Company Technology to be unavailable to provide the Services in accordance with this MSA or any Purchase Order for purposes of preventive and/or corrective maintenance of such Company Technology or a Company facility. Company must notify Company at least seven (7) calendar days in advance of any maintenance in order for it to be considered "Scheduled Maintenance." "SERVICE FEES" has the meaning set forth in Section 3.1 (Service Fees) of this MSA. Exhibit A

"SERVICES" has the meaning set forth in Section 1.1 (Purchase Orders) of this MSA. "STORAGE COSTS" means any and all costs related to hardware procurement incurred by the Company. "TAXES" has the meaning set forth in SECTION 3.4 (Taxes) of this MSA. "TECHNOLOGY" means data processing platforms, application applications, technical integrations, or technology necessary to provide the Services, and any updates or modifications to, and documentation (E.G., instructional materials) related to, any of the foregoing. "UPTIME" means, for each calendar month, the availability of certain Company Technology necessary to provide the Services as a percentage equal to (a) the total number of minutes in such month when the Company Technology is provided, DIVIDED by (b) the total number of minutes in such calendar month MINUS the total number of minutes of Downtime in such month. Exhibit A